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                                                                    Exhibit 3.73

                                     BYLAWS

                                       OF

                          RUTLAND ACQUISITION SUB, INC.

             The Bylaws are adopted by the Corporation and are supplemental to the New Jersey Business Corporation Act as the same shall from time to time be in effect.

ARTICLE I. NAME.

          SECTION 101. NAME. The name of the Corporation is Rutland Acquisition Sub, Inc.

          SECTION 102. STATE OF INCORPORATION. The Corporation has been incorporated under the laws of the State of New Jersey.

ARTICLE II. REGISTERED AND PRINCIPAL OFFICES.

          SECTION 201. REGISTERED OFFICE, REGISTERED AGENT. The registered office of the Corporation in the State of New Jersey shall be at 830 Bear Tavern Road, Suite 305, West Trenton, NJ 08628-1020, and the Corporation's registered agent at such address shall be Corporation Service Company.

          SECTION 202. OFFICES. The principal office of the Corporation and any other offices of the Corporation shall be located at such place(s), within or without the State of New Jersey, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

ARTICLE III. SHAREHOLDERS AND DIRECTORS.

          SECTION 301. PLACE OF SHAREHOLDERS' MEETINGS. All meetings of the shareholders shall be held at such place or places, within or without the State of New Jersey, as shall be fixed by the Board of Directors from time to time.

          SECTION 302. ANNUAL SHAREHOLDERS' MEETING. The annual meeting of the shareholders, for the election of directors and the transaction of such other business as may properly be brought before such meeting, shall be held at such place and such time, within or without the state of New Jersey, that the Board of Directors may fix.

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          SECTION 303.  NUMBER OF DIRECTORS. The Board of Directors shall initially consist of two directors. Thereafter, the exact number of directors shall be determined by resolution of the Board of Directors or by the shareholders at an annual or special meeting.

          SECTION 304. TERM OF DIRECTORS. Each director shall serve until his successor shall be elected and qualify.

          SECTION 305. RESIGNATIONS OF DIRECTORS. Any director may resign at any time. Such resignation shall be in writing, but the acceptance thereof shall not be necessary to make it effective.

          SECTION 306. COMPENSATION OF DIRECTORS. Unless the Board of Directors shall otherwise determine, directors shall not be entitled to any compensation for their services as directors. Any director may serve the Corporation in another capacity and be entitled to such compensation therefor as may be determined by the Board of Directors.

          SECTION 307. ANNUAL MEETING OF DIRECTORS. An annual meeting of the Board of Directors shall be held in each calendar year immediately following the annual meeting of shareholders.

          SECTION 308. MEETINGS OF DIRECTORS. Meetings of the Board of Directors may be called by the President or by a majority of the directors. Any such meeting may be held within or without the State of New Jersey.

          SECTION 309. NOTICE OF DIRECTORS' MEETINGS. Whenever notice of a meeting of the Board of Directors shall be required, it shall be in writing. Unless otherwise required by law or these Bylaws, neither the business to be transacted at, nor the purpose of, any regular meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

          SECTION 310. COMMITTEES. In the absence or disqualification of any member of any committee or committees established by the Board of Directors, the member or members thereof present at any meeting of such committee or committees, and not disqualified from voting, whether or not he or she constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member.

          SECTION 311. ABSENTEE PARTICIPATION IN MEETINGS. One or more directors or shareholders may participate in a meeting of the Board of Directors, or of a committee of the Board, or a meeting of

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the shareholders, by means of a conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other.

          SECTION 312. DESIGNATION OF PRESIDING AND RECORDING OFFICERS. The directors or shareholders, at any meeting of directors or shareholders, as the case may be, shall have the right to designate any person, whether or not an officer, director or shareholder, to preside over, or record the proceedings of, such meeting.

ARTICLE IV. OFFICERS.

          SECTION 401. THE OFFICERS. The Corporation shall have a President, a Secretary and a Treasurer, and may have a Chairman of the Board, one or more Vice presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers. Any two or more offices may be held by the same person.

          SECTION 402. ELECTION AND TERM OF OFFICERS. The President, Secretary, and Treasurer of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. All other officers shall be elected by the Board of Directors at the time, in the manner, and for such term as the Board from time to time shall determine. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified, or until he or she shall resign or shall have been removed.

          SECTION 403. COMPENSATION. Unless otherwise provided by the Board of Directors, the compensation of officers and assistant officers of the Corporation shall be fixed by the President.

          SECTION 404. PRESIDENT. The President shall be the chief executive officer of the Corporation, and, subject to the control of the Board of Directors and such limitations as may be provided by the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. Unless a designation to the contrary shall be made at a meeting, the President shall, when present, preside at all meetings of the shareholders and of the Board of Directors. As authorized by the Board of Directors, he or she shall execute and seal, or cause to be sealed, all instruments requiring such execution, except to the extent that signing and execution thereof shall have been expressly delegated by the Board of Directors to some other officer or agent of the Corporation. Upon request of the Board of Directors, he or she shall report to the

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Board all matters which the interest of the Corporation may require to be brought to their notice.

          SECTION 405. VICE PRESIDENT, SECRETARY, TREASURER, AND ASSISTANT OFFICERS. The Vice President or Vice Presidents, in the order of their seniority, unless otherwise determined by the Board of Directors, and in the absence or disability of the President, shall perform the duties and exercise the powers of the President.

          The Vice President or Vice Presidents, the Secretary, the Treasurer, the Assistant Secretary or Secretaries, and the Assistant Treasurer or Treasurers, shall act under the direction of the President, and shall perform all such duties as may be prescribed by the President or the Board of Directors.

ARTICLE V. INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHER PERSONS.

          SECTION 501. INDEMNIFICATION. To the full extent permitted by the laws of the state of New Jersey, as they exist on the date hereof or as they may hereafter be amended, the Corporation shall indemnify any person who is or was a director, officer, employee or other agent of the Corporation or of any constituent corporation absorbed by this Corporation in a consolidation or merger and any person who is or was a director, officer, trustee, employee or agent of any other enterprise serving as such at the request of the Corporation, or of any such constituent corporation or the legal representative of any such director, officer, trustee, employee or agent, (an "Indemnitee") who was or is involved in any manner (including without limitation, as a party or witness) in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative, arbitrative legislative or investigative (including, without limitation, any action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor) (a "Proceeding"), or who is threatened with being so involved, by reason of the fact that he or she was a director or officer of the Corporation or, while serving as a director or officer of the Corporation, is or was at the request of the Corporation also serving as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan), against all expenses (including attorneys' fees), judgments, fines penalties, excise taxes and amounts paid in settlement and reasonably incurred by the Indemnitee in connection with such Proceeding, provided that, there shall be no indemnification hereunder with respect to any settlement or other nonadjudicated

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disposition of any threatened or pending Proceeding unless the Corporation has given its prior consent to such settlement or disposition. The right of indemnification created by this Article shall be a contract right enforceable by an Indemnitee against the Corporation, and it shall be exclusive of any other rights to which an Indemnitee may otherwise be entitled. The provisions of this Article shall inure to the benefit of the heirs and legal representatives of an Indemnitee and shall be applicable to proceedings commenced or continuing after the adoption of this Article, whether arising from acts or omissions occurring before or after such adoption. No amendment, alteration, change or repeal of or to these Bylaws shall deprive any Indemnitee of any rights under this Article with respect to any act or omission of such Indemnitee occurring prior to such amendment, alteration, change, addition or repeal.

ARTICLE VI. FINANCIAL REPORTS TO SHAREHOLDERS.

          SECTION 601. NO ANNUAL REPORT REQUIRED. The directors of the Corporation shall not be required to send or cause to be sent to the shareholders of the Corporation any annual financial report.

ARTICLE VII. SHARES OF CAPITAL STOCK.

          SECTION 701. SIGNATURES OF SHARE CERTIFICATES. Each share certificate shall be signed by the Chairman of the Board, President or a Vice President, and by the Secretary or Treasurer, or an Assistant Secretary or an Assistant Treasurer.

          SECTION 702. LOST OR DESTROYED CERTIFICATES. Any person claiming a share certificate to be lost, destroyed or wrongfully taken shall receive a replacement certificate if said shareholder shall have: (a) requested such replacement certificate before the Corporation has notice that the shares have been acquired by a bona fide purchaser; (b) filed with the Corporation an indemnity bond deemed sufficient by the Board of Directors; and (c) satisfied any other reasonable requirements fixed by the Board of Directors.

          SECTION 703. TRANSFER OF SHARES. All transfers of shares of the Corporation shall be made upon the books of the Corporation upon surrender to the Corporation or the transfer agent of the Corporation of a certificate or certificates for shares, duly endorsed by the person named in the certificate or an attorney, lawfully constituted in writing, or accompanied by proper evidence of succession, assignment or authority to transfer. Thereupon, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificates and record the transaction upon

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its books.

ARTICLE VIII. BOOKS AND RECORDS.

          SECTION 801. BOOKS AND RECORDS. The Corporation shall keep books and records of account and minutes of the proceedings of shareholders, Board of Directors, and committees, if any. Such books, records and minutes may be kept outside the State of New Jersey.

ARTICLE IX. AMENDMENTS.

          SECTION 901. AMENDMENT BY SHAREHOLDERS OR BOARD OF DIRECTORS. These Bylaws may be amended or repealed by a majority vote of the members of the Board of Directors, or by the vote of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast thereon, as the case may be, at any regular or special meeting duly convened after notice to the shareholders or directors of that purpose.

          SECTION 902. RECORDING AMENDMENTS. The text of all amendments to these Bylaws shall be attached to the Bylaws with a notation of the date of each such amendment and a notation of whether such amendment was adopted by the shareholders or the Board of Directors.

ARTICLE X. ADOPTION OF BYLAWS AND RECORD OF AMENDMENT THERETO.

          SECTION 1001. ADOPTION AND EFFECTIVE DATE. These Bylaws have been adopted as the Bylaws of the Corporation this 4th day of December, 1998 and shall be effective as of such date.

          SECTION 1002. AMENDMENTS TO BYLAWS.

SECTION AMENDED        DATE AMENDED        ADOPTED BY

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